UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 19, 2015

EQUIFAX INC.

(Exact name of Registrant as Specified in its Charter)

Georgia	1-6605	58-0401110
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1550 Peachtree Street, N.W. Atlanta, Georgia	30309
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (404) 885-8000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

The information set forth in Item 3.03 related to the Amendment (as defined therein) is incorporated herein by reference.

Item 1.02. Termination of a Material Definitive Agreement.

The information set forth in Item 3.03 related to the Amendment is incorporated herein by reference.

Item 3.03. Material Modification to Rights of Security Holders.

The Company and American Stock Transfer & Trust Company, LLC, as successor Rights Agent to SunTrust Bank (the “Rights Agent”), have executed an Amendment (the “Amendment”), dated as of February 19, 2015, to that certain Amended and Restated Rights Agreement dated as of October 14, 2005 between the Company and SunTrust Bank, originally dated as of October 25, 1995 and amended as of July 7, 2001 (as so amended, the “Rights Agreement”), regarding the Company’s common share purchase rights (the “Rights”).

The Amendment will have the effect of causing the Rights Agreement and the Rights to terminate on February 19, 2015.

The description contained herein of the Amendment is qualified in its entirety by reference to the terms of such document, which is attached hereto as an exhibit and incorporated herein by this reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

4.1	Amendment to Rights Agreement dated February 19, 2015 between the Company and American Stock Transfer & Trust Company, LLC, as successor Rights Agent, to the Amended and Restated Rights Agreement dated as of October 14, 2005 between the Company and SunTrust Bank, as Rights Agent.

99.1	Press Release dated February 19, 2015.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

EQUIFAX INC.

By:	/s/ John J. Kelley III
John J. Kelley III,
Corporate Vice President and Chief Legal Officer

Dated: February 20, 2015

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EXHIBIT INDEX

Exhibit No.	Exhibit
4.1	Amendment to Rights Agreement dated February 19, 2015 between the Company and American Stock Transfer & Trust Company, LLC, as successor Rights Agent, to the Amended and Restated Rights Agreement dated as of October 14, 2005 between the Company and SunTrust Bank, as Rights Agent.

99.1	Press Release dated February 19, 2015.

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